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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


                  THiS AGREEMENT, made and entered into as of the 1st day of July, 2000, by and between Access Colo, Inc , a Delaware Corporation (the "Company"), and A. Dale Mayo (the "Employee").

                                   WITNESSETH:

                  WHEREAS, the Company wishes to employ the Employee as President, Chief Executive Officer and Chairman of the Board of Directors of the Company for the period provided in this Agreement, and the Employee is willing to serve in the employ of the Company for said period, upon the terms and conditions set below;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                  1. Employment. The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, for the period stated in Paragraph 3 hereof and upon the other terms and conditions herein provided.

                  2. Position and Responsibilities. The Employee shall serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. The Employee shall be responsible for such duties as are commensurate with his office and as may from time to time be reasonably assigned to the Employee by the Board, as the case may be.

                  3. Term. The term of this Agreement shall be three years; provided, however, that the Agreement shall thereafter be automatically extended for successive one-year terms unless notice shall be given in writing by either of the Company or Employee at least six months prior to the end of such term (as it may be extended) that such party desires to terminate this Agreement.

                  4. Compensation, Reimbursement of Expenses and Vacation.

                  (a) Salary and Bonus. For all services rendered by the Employee in any capacity during his employment under this Agreement, including, without limitation, service as an executive, officer, director, or member of any committee of the Company or of any subsidiary, affiliate, or division thereof, the Company shall pay the Employee as compensation (i)in the first [calendar] year of employment (x) a salary at the rate of not less than $150,000 per year and (y) a bonus of five percent of gross revenue in excess of $3,000,000, (ii)in the second [calendar] year of employment (x) a salary at the rate of not less than $200,000 per year and (y) a bonus of five percent of gross revenue in excess of $4,000,000; and (iii) in the third [calendar] year of employment and in any period of extension beyond the third [calendar] year (x) a salary at the rate of not less than $250,000 per year and (y) a bonus of five percent of gross revenue in excess of $5,000,000. Such salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly, and any such bonus shall be payable monthly based on estimated revenues and shall be adjusted at the end of each year.

                  (b) Reimbursement of Expenses. The Company shall pay, or reimburse the Employee for, all reasonable travel, entertainment and other expenses incurred by the Employee in the performance of his obligations under this Agreement.

                  5. Participation in Benefit Plans. The payments provided in Paragraph 4 hereof are in addition to any benefits to which the Employee may be, or may become, entitled under the terms of any present or future employee benefit plan or program of the Company.

                  6. Termination. (a) The Company shall have the right to terminate this Agreement prior to the expiration of the term set forth in
Section 3 only upon the conviction of Employee of theft or embezzlement of money or property, fraud, unauthorized appropriation of any tangible or intangible assets or property or any other felony involving dishonesty or moral turpitude. The Company shall have no obligations to the Employee for any period subsequent to the effective date of any termination of this Agreement pursuant to this paragraph 6, except for the payment of salary and benefits earned prior to such termination.

                  (b) In the event that the Company terminates the Employee's employment for reason(s) other than those set forth in Section 6(a) prior to expiration of this Agreement under Paragraph 3 hereof, the Employee shall be entitled to continue to receive his salary (including bonuses calculated as set forth in Section 4 hereof) until the expiration of this Agreement under Paragraph 3 hereof. During such period, the Employee shall have a duty to seek other employment, but shall not be required to accept any position other than a position (i) as a senior executive officer with the same general responsibilities that the Employee possessed at the Company at the time of the Employee's termination from the Company and (ii) with a company equal or larger in earnings and tangible net worth than the Company at the time of the Employee's termination. The Employee may, however, accept any full-time position at any level and at any salary with any entity, profit or non-profit, and the Employee, by accepting such employment, shall be conclusively deemed to have fulfilled his duty to seek employment under this Section 6. The Company shall be entitled to reduce the salary (including bonus) paid to the Employee during his employment by another entity by an amount equal to the amount earned by the Employee from any such Employment during such period. In the event that a dispute shall arise as to this Section 6(b), (i) the Company shall continue to pay the Employee's salary (including bonus) into an escrow account not under the control of the Company and (ii) the Company shall pay the legal fees and



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expenses incurred by the Employee in litigating any dispute under this Section 6 in the event that the Employee prevails in such dispute.

                  7. Disability. If the Employee is completely disabled in the written opinion of a physician mutually agreeable to the Employee (or his legal representative) and the Company, or in the event that no such physician is chosen, if the Employee is unable to perform his services on substantially a full-time basis for a period in excess of six consecutive months or 180 days in any one year period, the Company shall be entitled to reduce the salary (including bonus) paid to the Employee by subtracting from such salary and bonus
(i) the salary of such person as is hired by the Company to perform the office of President, Chief Executive Officer, and Chairman of the Board of Directors and (ii) any amounts received by the Employee from any disability insurance policy maintained by the Company in favor of the Employee; provided, however, that in no event shall the salary (including bonus) paid to the Employee plus any disability insurance proceeds actually paid to the Employee be less than the minimum annual salary applicable in such year.

                  8. Death. The Employee's employment shall be terminated upon the Employee's death; provided, however, that in such event the Company shall pay to the Employee's estate an amount equal to the Employee's salary (plus bonus based on the performance of the Company during the six-month period immediately following the Employee's death) for a six-month period immediately following the Employee's death. Such payment may be made in a lump sum (based on an estimate of the applicable bonus amount, to be adjusted, if necessary, following the end of the six-month period) immediately following such termination or may be paid over the six-month period in accordance with the normal payroll practices of the Company.

                  9. Confidential Information; Non-Competition; Enforceability.

                  (a) The Employee shall not at any time, whether before or after the termination of this Agreement, divulge, furnish or make accessible to anyone (other than in the ordinary course of the business of the Company or any subsidiary thereof) any knowledge or information with respect to confidential or secret designs, processes, formulae, plans, devices, material, or research or development work of the Company or any subsidiary thereof, or with respect to any other confidential or secret aspect of the business of the Company or any subsidiary thereof.

                  (b) For a period of one year after the termination of this Agreement, the Employee shall not, directly or indirectly, engage or become interested in (as owner, stockholder, partner or otherwise) the operation of any business similar to or in competition (direct or indirect) with the Company within a 50 mile radius of any colocation facility then owned and/or operated by the Company or any of its subsidiaries. If any court construes the covenant in this Section 7 or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall have the power to reduce the duration or area to the extent necessary so that such provision is enforceable.



                                        3

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                  (c) The covenants set forth in this Section 9 shall be deemed separable and the invalidity of any covenant shall not affect the validity or enforceability of any other covenant. If any period of time or limitation of geographical area stated in paragraph 9(b) is longer or greater than the maximum period or geographical area permitted by law, then the period of time or geographical area stated therein shall be deemed to be such maximum permissible period of time or geographical area, as the case may be. All parties recognize that the foregoing covenants are a prime consideration for the Company to enter into this Agreement and that the Company's remedies at law for damages in the event of any breach shall be inadequate. In the event that there is a breach of any of the foregoing covenants, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance of any such covenants by the Employee or to enjoin the Employee from performing acts in breath of any such covenant.

                  10. Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  11. Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and the Employee.

                  12. General Provisions.

                  (a) Nonassignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee or his beneficiaries or legal representatives without the Company's prior written consent; provided, however, that nothing in this Paragraph 9(a) shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder following his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

                  (b) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecatlon or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Company and their respective permitted successors and assigns.

                  13. Modification and Waiver.
                  (a) Amendment of Agreement. This Agreement may not be modified


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or amended except by an instrument in writing signed by the parties hereto, and approved by a majority of the members of the Board of Directors who were not nominated by Employee.

                  (b) Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  14. Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect

                  15. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  16. Governing Law. This Agreement has been executed and delivered in the State of New York, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State other than the conflict of laws provisions of such laws.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has signed this Agreement, all as of the day and year first above written.


ATTEST:                                 ACCESS COLO, INC.


/s/ Gary S. Loffredo                    By: /s/ Brett E. Marks
--------------------------------            -----------------------------------

Title: General Counsel                  Title: SVP - New Business Devel.
       -------------------------               --------------------------------

WITNESS:                                Employee



/s/ Karen Fiero                         /s/ A. Dale Mayo
--------------------------------        ---------------------------------------
                                        A. Dale Mayo




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




                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


                  This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of December 1, 2000, by and between AccessColo, Inc., a Delaware Corporation (the "Company"), and A. Dale Mayo ("Employee").

                  WHEREAS, the Company and Employee entered into that certain Employment Agreement, dated as of July 1, 2000 (the "Employment Agreement"), with respect to the employment of Employee as President, Chief Executive Officer and Chairman of the Board of the Company;

                  WHEREAS, the Board of Directors has issued a resolution approving this Amendment No. 1 to the Employment Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

         2. Section 4(a) of the Employment Agreement is hereby amended to read as follows:

                  (a) Salary and Bonus. For all services rendered by the Employee in any capacity during his employment under this Agreement, including, without limitation, service as an executive, officer, director, or member of any committee of the Company or of any subsidiary, affiliate, or division thereof, the Company shall pay the Employee as compensation (i) in the first fiscal year of employment (x) a salary at the rate of not less than $150,000 per year and
(y) a bonus of three and a half (3.5) percent of gross revenue up to $10,000,000 of gross revenue plus two (2) percent of gross revenue in excess of $10,000,000;
(ii) in the second fiscal year of employment (x) a salary at the rate of not less than $200,000 per year and (y) a bonus of three and a half (3.5) percent up to $10,000,000 of gross revenue plus two (2) percent of gross revenue in excess of $10,000,000, and (iii) in the third fiscal year of employment and in any period of extension beyond the third fiscal year (x) a salary at the rate of not less than $250,000 per year and (y) a bonus of three and a half (3.5) percent of gross revenue up to $10,000,000 plus two (2) percent of gross revenue in excess of $10,000,000. Such salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly, and any such bonus shall be payable monthly based on estimated revenues and shall be adjusted at the end of each year.

         3. Except as modified hereby, the Employment Agreement remains in full force and effect. To the extent that the provisions of the Employment Agreement and this Amendment No. 1 to Employment Agreement shall conflict, this Amendment No. 1 to Employment Agreement shall control.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Employment Agreement on the date first above written.



ATTEST:                                 ACCESSCOLO, INC.


By: /s/ Gary S. Loffredo                By: /s/ Brett E. Marks
    ----------------------------            -----------------------------------

Title: General Counsel                  Title: SVP
       -------------------------               --------------------------------


WITNESS:                                EMPLOYEE:


/s/ Karen Fiero                         /s/ A. Dale Mayo
--------------------------------        ---------------------------------------
                                        A. Dale Mayo





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